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                                                                    EXHIBIT 10.3


                                    GUARANTY


         THIS GUARANTY dated as of January 25, 2001 ("Guaranty"), is made by LecStar Communications Corporation, a Delaware corporation, and B4B Communications, Ltd., a company formed under the laws of the United Kingdom (collectively, "Guarantors"), in favor of Sherman LLC, a Cayman Islands limited liability company ("Lender").

                                   WITNESSETH

         WHEREAS, Corzon, Inc., a Texas corporation and the parent company of the Guarantors ("Debtor"), has entered into a $3,500,000 Credit Agreement, dated as of the date hereof, by and between Debtor and Lender ("Credit Agreement"), and pursuant to the Credit Agreement, Debtor has executed a promissory note, dated as of the date hereof, in favor of Lender ("Note"), and also pursuant to the Credit Agreement, Debtor and Guarantors have entered into a certain Security Agreement, dated as of the date hereof, by and among Debtor, Guarantors and Lender ("Security Agreement") (such Credit Agreement, Note, Security Agreement and this Guaranty, together with all amendments, renewals and other modifications, if any, from time to time hereafter made thereto and hereto are referred to collectively as the "Loan Documents");

         WHEREAS, it is in the best interests of the Guarantors to execute this Guaranty inasmuch as the Guarantors will derive substantial direct and indirect benefits from the Commitment (as such term is defined in the Credit Agreement) made to the Debtor by the Lender pursuant to the Loan Documents; and

         WHEREAS, unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall have that meaning in this Guaranty.

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to execute the Loan Documents, the Guarantors agree, for the benefit of the Lender, as follows:

                                    ARTICLE I

                               GUARANTY PROVISIONS

         SECTION 1.1. GUARANTY. The Guarantors hereby absolutely, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all amounts of the obligations now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and all obligations of Debtor to Lender, however created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)) (collectively, the "Guaranteed Obligations"); provided,


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however, that the Guarantors shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantors, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantors specifically agree that it shall not be necessary or required that the Lender or any holder of any of the Loan Documents exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Debtor, Guarantors or any other person, before or as a condition to the obligations of the Guarantors hereunder.

         SECTION 1.2. GUARANTY ABSOLUTE, ETC. Except as otherwise provided for in this Guaranty, this Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until (i) all Guaranteed Obligations have been paid in full,
(ii) all obligations of Guarantors hereunder shall have been paid in full and
(iii) all the obligations of the Debtor and Guarantors pursuant to the Loan Documents shall have been terminated. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any holders of any of the Loan Documents with respect thereto. The liability of the Guarantors under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Loan Documents;

                  (b) the failure of the Lender or any holder of any of the Loan
         Documents:

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Debtor or any other person or entity (including any other guarantor) under the provisions of the Loan Documents; or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, the Guaranteed Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any of the Loan Documents;

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                  (f) any addition, exchange, release, surrender or
         non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender or any holder of any of the Loan Documents securing any of the Guaranteed Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Debtor, any surety or any guarantor.

         SECTION 1.3. ACCELERATION OF GUARANTY. The Guarantors agree that, (i) in the event of the death, incompetency, dissolution or insolvency of the Debtor or both Guarantors, (ii) the inability or failure of the Debtor or both Guarantors to pay debts as they become due, (iii) an assignment by the Debtor or both Guarantors for the benefit of creditors, (iv) the commencement of any case or proceeding in respect of the Debtor or both Guarantors under any bankruptcy, insolvency or similar laws, or (v) an Event of Default (as such term is defined in the Credit Agreement), and if such event shall occur at a time when any of the Guaranteed Obligations of the Debtor may not then be due and payable, the Guarantors will pay to the Lender forthwith the amount which would be payable hereunder by the Guarantors if the Guaranteed Obligations were then due and payable.

         SECTION 1.4. REINSTATEMENT, ETC. The Guarantors agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender or any holder of any of the Loan Documents, upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, as though such payment had not been made.

         SECTION 1.5. WAIVER, ETC. The Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender or any holder of any of the Loan Documents protect, secure, perfect or insure any security interest or lien or any property subject hereto or thereto, or exhaust any right or take any action against the Debtor or any other person or entity (including any other guarantor) or any collateral securing the Guaranteed Obligations.

         SECTION 1.6. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF LOAN DOCUMENTS, ETC. This Guaranty shall:

                  (a) be binding upon the Guarantors, and their permitted transferees and assigns; provided, however, that the Guarantors may not transfer or assign any of their obligations hereunder without the prior written consent of the Lender or any other party that may be appropriate under any of the Loan Documents; and

                  (b) inure to the benefit of and be enforceable by the Lender, any other party that may be appropriate under any of the Loan Documents and each of their respective successors, transferees and assigns.

Without limiting the generality of the foregoing clause (b) and subject to the provisions of each Loan Document, the Lender may assign or otherwise transfer (in whole or in part) any or all of the Loan Documents held by it, including, but not limited to, this Guaranty, to any other person


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or entity, and such other person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under the Loan Documents.

         SECTION 1.7. EXPENSES. The Guarantors agree to pay, or to cause to be paid, and to hold Lender harmless against liability for, any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred or expended by Lender in connection with (i) the enforcement of Lender's rights under this Guaranty, (ii) the preservation of Lender's rights under this Guaranty or (iii) any dispute arising under this Guaranty, except that in the event Guarantors prevail on all matters disputed, they will have no obligation to pay costs and expenses hereunder.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         SECTION 2.1. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender or any other party that may be appropriate under any of the Loan Documents, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 2.2. NO WAIVER; REMEDIES. In addition to, and not in limitation of, Section 1.2, no failure on the part of the Lender or any other party that may be appropriate under any of the Loan Documents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 2.3. SEVERABILITY. If any provision of this Guaranty is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Guarantors and Lender shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Guaranty shall remain in full force and effect.

         SECTION 2.4. BINDING EFFECT AND ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of Guarantors and Lender and their respective permitted successors and assigns; but neither this Guaranty nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by Guarantors without the prior written consent of Lender. Nothing in this Guaranty, express or implied, is intended to confer upon any person or entity other than the Guarantors or the Lender and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         SECTION 2.5. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 2.6. NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by one party to the others shall be deemed to have been given when sent and shall be in writing and delivered in person or by courier service requiring


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acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopy, as follows:

                          If to Guarantors or Debtor, addressed to:

                          Corzon, Inc.
                          Attention: Chief Executive Officer and General Counsel 1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604
                          Telecopy:  203-335-1455
                          Telephone: 203-333-6389

                          with a copy to:

                          LecStar Communications Corporation
                          Attention: W. Dale Smith
                          4501 Circle 75 Parkway
                          Building D - 4210
                          Atlanta, Georgia 30339-3025
                          Telecopy:  404-659-4900
                          Telephone: 404-659-9500

                          If to Lender, addressed to:

                          Sherman LLC
                          Harbour House, 2nd Floor
                          Waterfront Drive
                          P.O. Box 972
                          Road Town, Tortola
                          British Virgin Islands
                          Telecopy:  284-494-4771

                          with a copy to:
                          Kevin S. Robins
                          Mayer, Brown & Platt
                          700 Louisiana Street, Suite 3600
                          Houston, Texas 77002-2730
                          Telecopy:  713-632-1803
                          Telephone: 713-547-9603

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         SECTION 2.7. GOVERNING LAW. This Guaranty shall be governed and construed in accordance with the laws of the State of New York.

         SECTION 2.8. NO ORAL AGREEMENTS. This Guaranty represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                                      *****


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         IN WITNESS WHEREOF, the Guarantors have duly executed and delivered this Guaranty as of the date first above written.


                                     GUARANTORS:


                                     LecStar Communications Corporation


                                     By:    /s/ William S. Woulfin
                                     Name:  William S. Woulfin
                                     Title: Chairman and Chief Executive Officer


                                     B4B Communications, Ltd.


                                     By:    /s/ Lawrence Shatsoff
                                     Name:  Lawrence Shatsoff
                                     Title: Vice President